UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 30, 2015

Date of earliest event reported: September 30, 2015

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road Suite 1000 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 762-5800

                                     N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 30, 2015, Sparton Corporation (the “Company”), an Ohio corporation, as part of its overall strategic plan and in response to market conditions, committed to a discontinuation of manufacturing operations conducted at its facility located in Lawrenceville, Georgia (the “Lawrenceville Facility”) no later than June 30, 2016. The Company decided to close its Lawrenceville Facility in order to optimize the facility footprint as part of actions being taken related to acquisition synergies.

The Company expects that it will incur costs of approximately $2.6 million in connection with the closure of the Lawrenceville Facility. These expenses are expected to include approximately $1.5 million for human resources-related expenses, such as severance and retention bonuses; approximately $800,000 for the transfer of production to the Company’s other facilities; and approximately $300,000 for other associated charges, such as cleanup, lease run out, security, and legal fees. All of these charges are expected to require cash expenditures.

Certain statements, including, without limitation, statements regarding the estimated costs and cash expenditures associated with the closing of the facility described in this Current Report on Form 8-K, are forward-looking statements within the scope of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect the Company’s current views with respect to future events and are based on currently available financial, economic and competitive data and the Company’s current business plans. Actual results could vary materially depending on risks and uncertainties that may affect the Company’s operations, markets, prices and other factors. Important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, the Company’s financial performance and the implementations and results of its ongoing strategic initiatives. For a more detailed discussion of these and other risk factors, see Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the Company’s Form 10-K for the year ended June 30, 2015, and its other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: October 5, 2015	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer